Exhibit 4.1

EXECUTION VERSION

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), effective as of October 17, 2018, is made and entered into by and among Hennessy Capital Acquisition Corp. III, a Delaware corporation (the “Company”), Hennessy Capital Partners III LLC, a Delaware limited liability company (the “Sponsor”), each of the undersigned parties that holds Founder Shares (as defined below) and is identified as an “Other Pre-IPO Holder” on the signature pages hereto (collectively, with the Sponsor, the “Pre-IPO Holders”), Nomura Securities International, Inc., a New York corporation (“Nomura”), SBTS, LLC, a Delaware limited liability company (“Cyrus”), Linden Capital L.P., a Bermuda limited partnership (“Linden”), Touchstone Funds Group Trust – Touchstone Arbitrage Fund, (“Touchstone TAF”), Touchstone Merger Arbitrage Fund (together with Touchstone TAF, “Longfellow”) and BEMAP Master Fund Ltd (“BEMAP”), Monashee Capital Master Fund LP (“MCMF”), Monashee Pure Alpha Capital Master Fund LP (“MPACMF”), Kiski (Cayman) Master Fund Ltd. (together with BEMAP, MCMF, and MPACMF, “Monashee” and collectively, and together with Linden and Longfellow, the “Other Investors”), JFL-NRC-SES Partners, LLC, a Delaware limited liability company (“JFL Seller”), JFL-NRCG Holdings III, LLC, a Delaware limited liability company (“JFL III”) and JFL-NRCG Holdings IV, LLC, a Delaware limited liability company (“JFL IV”) (each of the foregoing parties (other than the Company) and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively, the “Holders”).

RECITALS

WHEREAS, each of the Company and the Pre-IPO Holders is a party to, and hereby consents to, this amendment and restatement of that certain Registration Rights Agreement, dated June 22, 2017 (the “Original Registration Rights Agreement”), pursuant to which the Company granted the Pre-IPO Holders certain registration rights with respect to certain securities of the Company, as set forth therein;

WHEREAS, the Company and the Sponsor previously entered into that certain Securities Purchase Agreement (the “Founder Shares Purchase Agreement”), dated as of March 31, 2017, pursuant to which the Sponsor purchased an aggregate of 7,906,250 shares (1,490,000 of which were subsequently cancelled or forfeited) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which were issued in a private placement prior to the closing of the Company’s IPO (as defined below) (such pre-IPO shares being referred to herein as the “Founder Shares”);

WHEREAS, the Sponsor and certain of the officers, directors and advisors of the Company entered into that certain Securities Assignment Agreement, dated as of May 23, 2017, pursuant to which the Sponsor transferred an aggregate of 1,125,000 Founder Shares to such persons for an aggregate purchase price of $3,375.00;

WHEREAS, on June 20, 2017, the Company and the Sponsor entered into that certain Third Amended and Restated Sponsor Warrants Purchase Agreement, pursuant to which the Sponsor purchased 9,600,000 warrants (the “Sponsor Warrants”), in a private placement transaction occurring simultaneously with the closing of the Company’s initial public offering (the “IPO”);

WHEREAS, the Company and JFL Seller have entered into that certain Purchase Agreement (as may be amended from time to time, the “Purchase Agreement”), dated as of June 25, 2018, pursuant to which, on the Effective Date (as defined below), the Company will purchase the issued and outstanding membership interests of NRC Group Holdings, LLC, a Delaware limited liability company (the “NRC Acquisition”);

WHEREAS, pursuant to the Purchase Agreement, JFL Seller will be entitled to receive, as partial consideration for the membership interests of NRC Group Holdings, LLC purchased in the NRC Acquisition, (i) a specified number of shares of the Company’s Common Stock equal to the Purchase Price Common Stock (as defined in the Purchase Agreement), (ii) any shares of the Company’s Common Stock that may be issued as consideration for the Potential Acquisition Earnout Amount (as defined in the Purchase Agreement), and (iii) any additional shares of the Company’s Common Stock received by JFL Seller in accordance with the terms of the Purchase Agreement (all such shares to be issued upon closing of the NRC Acquisition or in accordance with the terms of the Purchase Agreement being referred to hereafter as the “JFL Seller Shares”);

WHEREAS, concurrently with the execution of the Purchase Agreement, on June 25, 2018, the Company and the Sponsor entered into that Warrant Exchange and Share Forfeiture Agreement, pursuant to which the Sponsor has agreed that immediately prior to (and contingent upon) the closing of the NRC Acquisition, subject to the terms and conditions set forth therein, (a) the Sponsor shall exchange all of the Sponsor Warrants for 1,920,000 newly issued shares of the Company’s Common Stock (“New Sponsor Shares”), and (b) the Sponsor shall transfer to the Company for forfeiture, 1,920,000 of the Founder Shares then held by the Sponsor;

WHEREAS, concurrently with the execution of the Purchase Agreement, on June 25, 2018, the Company and Nomura entered into that certain Backstop and Subscription Agreement (the “Nomura Subscription Agreement”), pursuant to which, on or prior to the Effective Date, the Company will issue and sell to Nomura an aggregate of 132,500 shares (at a face value of $100.00 per share) of the Company’s 7.00% Series A Convertible Cumulative Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), each share of Preferred Stock being convertible into shares of Common Stock (the “Underlying Common Shares”) on the terms provided in the Certificate of Designations, Preferences, Rights and Limitations of the Preferred Stock (the “Certificate of Designations”) (the shares of Preferred Stock (and the Underlying Common Shares) being issued to Nomura pursuant to the Nomura Subscription Agreement and the shares of Common Stock issuable as dividend payments on the Preferred Stock under Sections 3 and 4 of the Certificate of Designations, being referred to collectively herein as the “Nomura Shares”);

WHEREAS, pursuant to that certain Subscription Agreement, dated as of June 25, 2018 (the “JFL Subscription Agreement”), by and among the Company, Sponsor, and J.F. Lehman & Company, LLC, a Delaware limited liability company, pursuant to which, on the Effective Date, JFL III and JFL IV will acquire (a) an aggregate of 300,000 shares of Preferred Stock on the terms provided in the Certificate of Designations and (b) an aggregate of 2,058,173 shares of Common Stock (the shares of Preferred Stock (and the Underlying Common Shares) and the shares of Common Stock being acquired by JFL III and JFL IV pursuant to the JFL Subscription Agreement, and the shares of Common Stock issuable as dividend payments on the Preferred Stock under Sections 3 and 4 of the Certificate of Designations, being referred to collectively herein as the “JFL Subscription Shares,” and, together with the JFL Seller Shares, the “JFL Shares”);

WHEREAS, pursuant to that certain Subscription Agreement, dated as of August 24, 2018 (the “Cyrus Subscription Agreement”), by and between the Company and Cyrus Capital Partners, L.P., pursuant to which, on the Effective Date, the Company will issue and sell to Cyrus (a) an aggregate of 530,000 shares of Preferred Stock on the terms provided in the Certificate of Designations and (b) an aggregate of 1,463,415 shares of Common Stock (the shares of Preferred Stock (and the Underlying Common Shares) and the shares of Common Stock being issued to Cyrus pursuant to the Cyrus Subscription Agreement, and shares of Common Stock issuable as dividend payments on the Preferred Stock under Sections 3 and 4 of the Certificate of Designations, being referred to collectively herein as the “Cyrus Shares”); and

WHEREAS, the Company and each of the Other Investors have entered into those certain Subscription Agreements, dated between August 6 and August 16, 2018 (collectively, and together with the Nomura Subscription Agreement and Cyrus Subscription Agreement, the “Investor Agreements”), pursuant to which, on the Effective Date, the Company will issue and sell to the Other Investors (a) an aggregate of 87,500 shares of Preferred Stock (at a face value of $100.00 per share) on the terms provided in the Certificate of Designations and (b) an aggregate of 487,805 shares of Common Stock (the shares of Preferred Stock (and the Underlying Common Shares) and the shares of Common Stock being issued to the Other Investors pursuant to such Subscription Agreements, and the shares of Common Stock issuable as dividend payments on the Preferred Stock under Sections 3 and 4 of the Certificate of Designations, together with the Nomura Shares and the Cyrus Shares, being referred to collectively herein as the “PIPE Shares”); and

WHEREAS, the Company and the Holders desire to enter into this Agreement in connection with the closing of the transactions contemplated by the Purchase Agreement, the JFL Subscription Agreement and the Investor Agreements, as applicable, to amend and restate the Original Registration Rights Agreement to provide certain registration rights with respect to certain securities of the Company, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the principal executive officer of the Company, principal financial officer of the Company or principal legal officer of the Company, after consultation with an outside recognized securities law counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Company has a bona fide business purpose for not making such information public.

“Affiliate” shall mean when used with reference to any Person, any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such first Person and, when used with reference to any natural person, shall also include such person’s spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of such persons.

“Agreement” shall have the meaning given in the Preamble.

“BEMAP” shall have the meaning given in the Preamble.

“Blackout Period” shall have the meaning given in Section 2.3.

“Board” shall mean the Board of Directors of the Company.

“Certificate of Designations” shall have the meaning given in the Recitals.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals.

“Company” shall have the meaning given in the Preamble.

“Cyrus” shall have the meaning given in the Preamble.

“Cyrus Shares” shall have the meaning given in the Recitals.

“Cyrus Subscription Agreement” shall have the meaning given in the Recitals.

“Demand Registration” shall have the meaning given in subsection 2.1.4.

“Demand Registration Requesting Holder” shall have the meaning given in subsection 2.1.4.

“Demand Right Holders” shall mean the Pre-IPO Demanding Holders, the PIPE Demanding Holders and JFL.

“Demanding Holder” shall mean a Demand Right Holder who has made a written demand pursuant to subsection 2.1.3, 2.1.4 or 2.1.6, as applicable.

“Effective Date” shall mean the date the Company consummates the NRC Acquisition.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1” shall have the meaning given in subsection 2.1.4.

“Form S-3” shall have the meaning given in subsection 2.1.1.

“Founder Shares” shall have the meaning given in the Recitals.

“Founder Shares Purchase Agreement” shall have the meaning given in the Recitals hereto.

“Holders” shall have the meaning given in the Preamble.

“Investor Agreements” shall have the meaning given in the Recitals.

“IPO” shall have the meaning given in the Recitals.

“JFL” shall mean, collectively, JFL III, JFL IV and JFL Seller and any of their respective Affiliates, subsidiaries and managed funds and its and their successors and assigns (other than the Company and its subsidiaries) who are Permitted Transferees, in each case to the extent the foregoing is a Holder of Registrable Securities.

“JFL III” shall have the meaning given in the Preamble.

“JFL IV” shall have the meaning given in the Preamble.

“JFL Seller” shall have the meaning given in the Preamble.

“JFL Seller Shares” shall have the meaning given in the Recitals.

“JFL Shares” shall have the meaning given in the Recitals.

“JFL Subscription Agreement” shall have the meaning given in the Recitals.

“JFL Subscription Shares” shall have the meaning given in the Recitals.

“Linden” shall have the meaning given in the Preamble.

“Lock-Up Agreement” shall mean that certain Lock-Up Agreement, dated as of the Effective Date, by and between JFL Seller and the Company, entered into pursuant to the Purchase Agreement.

“Lock-up Period” shall mean the applicable lock-up periods for the Holders set forth in the Investor Agreements, the Lock-Up Agreement and the Founder Shares Purchase Agreement.

“Longfellow” shall have the meaning given in the Preamble.

“Material Adverse Change” shall mean (a) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (b) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (c) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions; or (d) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its subsidiaries taken as a whole.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.7.

“MCMF” shall have the meaning given in the Preamble.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“Monashee” shall have the meaning given in the Preamble.

“MPACMF” shall have the meaning given in the Preamble.

“New Sponsor Shares” shall have the meaning given in the Recitals.

“Nomura” shall have the meaning given in the Preamble.

“Nomura Shares” shall have the meaning given in the Recitals.

“Nomura Subscription Agreement” shall have the meaning given in the Recitals.

“NRC Acquisition” shall have the meaning given in the Recitals.

“Other Investors” shall have the meaning given in the Preamble.

“Original Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Permitted Transferee” shall mean, with respect to each Holder of Registrable Securities, a person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the applicable Lock-up Period under any of the following agreements if such Holder is a party thereto or otherwise bound thereby: the Investor Agreements, the Lock-Up Agreement, the Founder Shares Purchase Agreement and any letter agreement with the Company, and in the case of the Sponsor, under the Sponsor’s limited liability company agreement, in each case in accordance with and without violating such agreement; provided, however, a person shall not be a Permitted Transferee under this Agreement unless and until such person has entered into a written agreement agreeing to be bound by the same transfer restrictions the transferring Holder is bound by pursuant to the Investor Agreements, the Lock-Up Agreement, the Founder Shares Purchase Agreement and, if applicable, such other agreements to which such transferring Holder is a party or otherwise bound thereby; provided, further, that no transferee, to be a Permitted Transferee under this Agreement, shall be required to enter into a written agreement agreeing to be bound by transfer restrictions under any of the foregoing agreements to the extent the transferring Holder is not party to or otherwise bound by such transfer restrictions. Notwithstanding the foregoing, with respect to the JFL Subscription Shares, Permitted Transferees shall include JFL III, JFL IV and JFL Seller and each of their respective direct and indirect equity holders, Affiliates, subsidiaries and managed funds and its and their successors and permitted assigns (other than the Company and its subsidiaries).

“Person” shall mean a company, a corporation, an association, a partnership, a limited liability company, an organization, a joint venture, a trust or other legal entity, an individual, a government or political subdivision thereof or a governmental agency.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“PIPE Demanding Holder” shall mean each of Cyrus and Nomura, to the extent Cyrus or Nomura initiates a demand pursuant to subsection 2.1.3, 2.1.4 or 2.1.6, as applicable.

“PIPE Holder” shall mean Cyrus, Nomura, the Other Investors or any of their respective Affiliates or their respective Permitted Transferees, in each case who is a Holder of Registrable Securities.

“PIPE Shares” shall have the meaning given in the Recitals.

“Pre-IPO Demanding Holders” shall mean the Pre-IPO Holders (or any of their respective Affiliates or their respective Permitted Transferees, in each case who is a Holder of Registrable Securities) initiating a demand pursuant to subsection 2.1.3, 2.1.4 or 2.1.6, as applicable, and representing at least a majority in interest of the then outstanding number of Registrable Securities held by the Pre-IPO Holders in the aggregate.

“Pre-IPO Holders” shall have the meaning given in the Preamble.

“Preferred Stock” shall have the meaning given in the Recitals.

“Pro Rata” shall have the meaning given in subsection 2.1.7.

“Prospectus” shall mean the prospectus included in any Registration Statement (and the Shelf Prospectus in the case of the Shelf Registration Statement), as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Purchase Agreement” shall have the meaning given in the Recitals.

“Registrable Security” shall mean (a) the JFL Shares, (b) the Founder Shares, (c) the New Sponsor Shares, (d) the PIPE Shares issued pursuant to (or issuable under) the Investor Agreements and Certificate of Designations, including, for the avoidance of doubt, the maximum number of shares of Common Stock that are issuable by the Company as dividend payments on the Preferred Stock in accordance with Sections 3 and 4 of the Certificate of Designations, (e) the Underlying Common Shares, (f) any outstanding shares of the Common Stock or any other equity security (including the shares of the Common Stock issued or issuable upon the exercise or exchange of any other equity security) of the Company held by a Holder as of the date of this Agreement, and (g) any other equity security of the Company issued or issuable with respect to any such share of the Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, distribution, recapitalization, merger, consolidation, reorganization or other similar event; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (but with no volume or other restrictions or limitations); or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority) and any securities exchange on which the Common Stock is then listed;

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) internal fees and expenses of the Company;

(d) printing, messenger, telephone and delivery expenses;

(e) reasonable fees and disbursements of counsel for the Company;

(f) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(g) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Holders in connection with each Registration to represent the interests of the Holders, except, in connection with a Demand Registration, legal counsel shall be selected by the majority-in-interest of the Demanding Holders (and, in any event, so selected with the approval of JFL, but only to the extent that JFL is participating in such Demand Registration) initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement (including the Shelf Registration Statement) that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement (and the Shelf Prospectus in the case of the Shelf Registration Statement), amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall mean the Demand Registration Requesting Holders and the Underwritten Shelf Offering Requesting Holders, as applicable.

“SEC Comments” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Prospectus” shall have the meaning given in subsection 2.1.1.

“Shelf Registration Statement” shall have the meaning given in subsection 2.1.1.

“Shelf Registration Statement Effective Period” shall have the meaning given in subsection 2.1.1.

“Shelf Takedown” shall have the meaning given in subsection 2.1.2.

“Shelf Takedown Notice” shall have the meaning given in subsection 2.1.2.

“Sponsor” shall have the meaning given in the Preamble.

“Sponsor Warrants” shall have the meaning given in the Recitals.

“Touchstone TAF” shall have the meaning given in the Preamble.

“Underlying Common Shares” shall have the meaning given in the Recitals.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Offering Requesting Holder” shall have the meaning given in subsection 2.1.3.

ARTICLE II
REGISTRATIONS

2.1 Shelf Registration Statement; Demand Registration.

2.1.1 Shelf Registration Statement. The Company shall (a) as soon as reasonably practicable within sixty (60) days after the Effective Date, file with the Commission a shelf registration statement (the “Shelf Registration Statement”) under the Securities Act on Form S-3 (or any successor form or similar short-form registration involving a similar amount of disclosure constituting a “shelf” registration statement for a public offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act) (“Form S-3”) that covers all Registrable Securities then held by the Holders for a public offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any successor rule thereto) and includes a Prospectus (the “Shelf Prospectus”) that permits the disposition of all Registrable Securities subject to the Shelf Registration Statement and (b) use its reasonable best efforts to cause such Shelf Registration Statement to become effective as promptly thereafter as practicable, but in any event not later than one hundred eighty (180) days after the Effective Date if the Company receives comments to the Shelf Registration Statement from the staff of the Commission (“SEC Comments”) or ninety (90) days after the Effective Date if the Company does not receive SEC Comments.  The Company shall use its reasonable best efforts to prepare and file with the Commission such amendments, post-effective amendments and supplements (including prospectus supplements) to such Shelf Registration Statement and the Shelf Prospectus as may be necessary to keep such Shelf Registration Statement effective and to comply with the provisions of the Securities Act to, subject to Section 3.4, permit the disposition of all Registrable Securities subject thereto during the period (the “Shelf Registration Statement Effective Period”) beginning on the date the staff of the Commission declares the Shelf Registration Statement effective and ending on the earliest to occur of (i) 36 months after the effective date of such Shelf Registration Statement, (ii) the date on which all the Registrable Securities subject thereto have been sold or distributed pursuant to such Shelf Registration Statement or (iii) the date when all Registrable Securities covered by the Shelf Registration Statement first become eligible for sale pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder.

2.1.2 Request for Shelf Takedown. Subject to the provisions of subsection 2.1.7 and Section 2.3 hereof, at any time and from time to time on or after the Effective Date, at any time that the Shelf Registration Statement is effective, if a Holder of Registrable Securities covered by the Shelf Registration Statement delivers a notice to the Company (a “Shelf Takedown Notice”) stating that the Holder intends to effect an offering of all or part of its Registrable Securities included in the Shelf Registration Statement (a “Shelf Takedown”) and the Company is eligible to use the Shelf Registration Statement for such Shelf Takedown, then, the Company shall, subject to Section 3.4, as promptly as reasonably practicable, take all actions reasonably required, including amending or supplementing the Shelf Registration Statement, to enable such Registrable Securities to be offered and sold as contemplated by such Shelf Takedown Notice.  Each Shelf Takedown Notice shall specify the amount and type of Registrable Securities to be offered and sold in the Shelf Takedown and the intended method of distribution thereof.  Except as set forth in subsection 2.1.3 hereof, the Company shall not be obligated to effect requests set forth in a Shelf Takedown Notice through an Underwritten Offering.

2.1.3 Underwritten Offering pursuant to Shelf Takedown. Any Demand Right Holder that has initiated a Shelf Takedown and delivered a Shelf Takedown Notice to the Company pursuant to subsection 2.1.2 shall have the right to demand as part of their Shelf Takedown Notice an offering in the form of an Underwritten Offering, provided that the aggregate offering price for any such offering is at least $5,000,000.00 in the aggregate. The Company shall, within 10 days of the Company’s receipt from such Demanding Holder of such Shelf Takedown Notice that includes a written demand for an Underwritten Offering, notify, in writing, all other Demand Right Holders of Registrable Securities and such Holder who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Underwritten Offering pursuant to a Shelf Takedown (each such Holder, an “Underwritten Shelf Offering Requesting Holder”) shall so notify the Company, in writing, within five days after the receipt by such Holder of the notice from the Company. Upon receipt by the Company of any such written notification from an Underwritten Shelf Offering Requesting Holder, such Holder shall be entitled, subject to subsection 2.1.7 and Section 2.3 hereof, to have its Registrable Securities included in the Underwritten Offering pursuant to the Shelf Takedown. All such Holders proposing to distribute their Registrable Securities through a Shelf Takedown under this subsection 2.1.3 shall, at the time of any such Shelf Takedown, enter into an underwriting agreement in customary form with the Underwriter(s) selected by the Demand Right Holder that initiated the Underwritten Offering pursuant to the Shelf Takedown (provided, however, that such Underwriter(s) is reasonably satisfactory to the Company and JFL (but only to the extent that JFL is participating in such Underwritten Offering pursuant to a Shelf Takedown pursuant to this subsection 2.1.3); provided, further that any obligation of any such Holder to indemnify any Person pursuant to any such underwriting agreement shall be several, not joint and several, among such Holders selling Registrable Securities, and such liability shall be limited to the net amount received by any such Holder from the sale of his, her or its Registrable Securities pursuant to such Underwritten Offering, and the relative liability of each such Holder shall be in proportion to such net amounts). The number of Shelf Takedowns that the Demand Right Holders may initiate pursuant to subsection 2.1.2 shall not be limited, provided that the number of Underwritten Offerings that may be initiated hereunder shall be limited, in the case of JFL, to a total of eight (8) (less any Demand Registration requests initiated by JFL pursuant to subsection 2.1.4) and, in the case of each of the PIPE Demanding Holders or the Pre-IPO Demanding Holders, to one (1) per each of the PIPE Demanding Holders or Pre-IPO Demanding Holder (less any Demand Registration requests initiated by any such Demand Right Holders pursuant to subsection 2.1.4).

2.1.4 Request for Demand Registration. Subject to the provisions of subsection 2.1.7 and Section 2.3, at any time and from time to time on or after the Effective Date, if (a) the Shelf Registration Statement is not declared effective by the Commission on or prior to the date that is 180 days after the Effective Date or (b) at any time during the Shelf Registration Statement Effective Period, the Shelf Registration Statement is not available to the Holders (except for any unavailability resulting from information supplied by or on behalf of a Holder for use in the Shelf Registration Statement being incorrect or incomplete), any Demand Right Holder may make a written demand for Registration under the Securities Act of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). Any such Demand Registration may (but shall not be required to be), at the election of the Demanding Holder, be a shelf registration pursuant to Rule 415 (or any successor rule promulgated thereafter by the Commission). The Company shall, within 10 days of the Company’s receipt of the Demand Registration, notify, in writing, all other Demand Right Holders of Registrable Securities of such demand, and each such Holder who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to the Demand Registration (each such Holder, a “Demand Registration Requesting Holder”) shall so notify the Company, in writing, within five days after the receipt by such Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Demand Registration Requesting Holder to the Company, such Holder shall be entitled, subject to subsection 2.1.7 and Section 2.3 hereof, to have their Registrable Securities included in a Registration Statement pursuant to a Demand Registration, and the Company shall file a Registration Statement relating thereto within 30 days after receipt by the Company of the Demand Registration and shall cause such Registration Statement to become effective as soon thereafter as reasonably practicable, providing for the Registration of all Registrable Securities requested by the Demanding Holders and Demand Registration Requesting Holders pursuant to such Demand Registration. The number of Registrations pursuant to a Demand Registration that the Demand Right Holders may initiate pursuant to the first sentence of this subsection 2.1.4 shall be limited, (i) in the case of JFL, to a total of eight (8) (less any Shelf Takedown Notice in the form of an Underwritten Offering initiated by JFL pursuant to subsection 2.1.3) and, (ii) in the case of each of the PIPE Demanding Holders or the Pre-IPO Demanding Holders, to one (1) per each of the PIPE Demanding Holders or Pre-IPO Demanding Holder (less any Shelf Takedown Notice in the form of an Underwritten Offering initiated by any such Demand Right Holders pursuant to subsection 2.1.3); provided, however, that a Registration shall not be counted for such purposes unless a Form S-1 or any similar long-form registration statement that may be available at such time (“Form S-1”) has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Form S-1 Registration have been sold, in accordance with Section 3.1 of this Agreement.

2.1.5 Effective Registration. Notwithstanding the provisions of subsection 2.1.4 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (a) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission, (b) the Company has complied with all of its obligations under this Agreement with respect thereto and (c) the Registration Statement has remained effective continuously until the earlier of (x) one (1) year after effectiveness or (y) the date on which all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Registration Statement have been sold; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holder(s) initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.6 Underwritten Offering pursuant to Demand Registration. Subject to the provisions of subsection 2.1.7 and Section 2.3 hereof, the Demanding Holder(s) may advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration, or a portion thereof, may be in the form of an Underwritten Offering; provided, however, that the aggregate offering price for any such Underwritten Offering may not be less than $25,000,000.00, unless the Company is eligible to register such shares of Common Stock on a Form S-3, or subsequent similar form, in a manner which does not require inclusion of any information concerning the Company other than to incorporate by reference (including forward incorporation by reference) its filings under the Exchange Act, in which case the aggregate offering price for any such Underwritten Offering may not be less than $5,000,000.00. All such Demanding Holders and Requesting Holders (if any) proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.6 shall, at the time of any such Underwritten Offering, enter into an underwriting agreement in customary form with the Underwriter(s) selected by the Demanding Holder (provided, however, that such Underwriter(s) is reasonably satisfactory to the Company and JFL (but only to the extent that JFL is participating in such Underwritten Offering); provided, further that any obligation of any such Holder to indemnify any Person pursuant to any such underwriting agreement shall be several, not joint and several, among such Holders selling Registrable Securities, and such liability shall be limited to the net amount received by any such Holder from the sale of his, her or its Registrable Securities pursuant to such Underwritten Offering, and the relative liability of each such Holder shall be in proportion to such net amounts).

2.1.7 Reduction of Underwritten Offering in Connection with Shelf Takedown or Demand Registration. If the managing Underwriter(s) in an Underwritten Offering effected pursuant to a Shelf Takedown or Demand Registration, as applicable, in good faith, advises the Company, the Demanding Holders and/or the Requesting Holders (as applicable) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and/or the Requesting Holders (as applicable) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (a) first, the Registrable Securities of the Demanding Holders and JFL (as applicable) (pro rata based on the number of Registrable Securities that each Demanding Holder has requested to be included in such Underwritten Offering and, in the case of JFL, based on the respective number of Registrable Securities then held by such Holders (such proportion is referred to herein as “Pro Rata”)) up to the maximum amount that can be sold without exceeding the Maximum Number of Securities, (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of the PIPE Holders (Pro Rata, based on the respective number of Registrable Securities that each such Holder has requested to be included in such Underwritten Offering), (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Registrable Securities of the Pre-IPO Holders (Pro Rata, based on the respective number of Registrable Securities that each such Holder has so requested to be included in such Underwritten Offering without exceeding the Maximum Number of Securities; (d) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b) and (c), the Registrable Securities of other Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, without exceeding the Maximum Number of Securities; (e) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b), (c) and (d), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (f) sixth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b), (c) (d) and (e), the Common Stock or other equity securities, Pro Rata, of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.8 Demand Registration Withdrawal.

(a) A Holder may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Registration Statement; provided that such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the Demand Registration as to which such withdrawal was made. In the event the initiating Demanding Holder notifies the Company that it is withdrawing all of its Registrable Securities from the Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement. Such registration nonetheless shall be deemed a Demand Registration with respect to such initiating Holder for purposes of subsection 2.1.4 unless (i) such Holder shall have paid or reimbursed the Company for its pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn registration of such Registrable Securities (based on the number of securities such Holder sought to register, as compared to the total number of securities included in such Demand Registration) or (ii) the withdrawal is made following the occurrence of a Material Adverse Change or pursuant to the Company’s request for suspension.

(b) In the case of any Underwritten Offering in connection with any Shelf Takedown or Demand Registration, any participating Holder shall have the right to withdraw their respective Registrable Securities, in whole or in part, from such Underwritten Offering prior to the pricing of such Underwritten Offering; provided that such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the Underwritten Offering as to which such withdrawal was made. If the withdrawing Holder is the Holder who initiated the Underwritten Offering pursuant to subsection 2.1.3, such Underwritten Offering nonetheless shall be deemed a Shelf Takedown with respect to such withdrawing Holder for purposes of subsection 2.1.3 unless (i) such Holder shall have paid or reimbursed the Company for its pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn Underwritten Offering (based on the number of securities such Holder sought to include in the Underwritten Offering, as compared to the total number of securities included in such Underwritten Offering) or (ii) the withdrawal is made following the occurrence of a Material Adverse Change or pursuant to the Company’s request for suspension.

(c) Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration or an Underwritten Offering prior to its withdrawal under this subsection 2.1.8; provided, however, that Nomura shall reimburse the Company for its proportionate share of all out-of-pocket Registration Expenses incurred by the Company in connection with any Underwritten Offering requested by Nomura pursuant to a Shelf Takedown or Demand Registration (it being understood that such proportionate share shall be based on the total number of Registrable Securities sold by Nomura relative to the total number of Registrable Securities sold in such Underwritten Offering).

2.2 Piggyback Registration.

2.2.1 Piggyback Rights.

(a) If at any time on or after the Effective Date, (i) the Shelf Registration Statement is not declared effective by the Commission on or prior to the date that is 180 days after the Effective Date or (ii) at any time during the Shelf Registration Statement Effective Period, the Shelf Registration Statement is not available to the Holders (except for any unavailability resulting from information supplied by or on behalf of a Holder for use in the Shelf Registration Statement being incorrect or incomplete) and the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company), other than a Registration Statement (A) filed in connection with any employee stock option or other benefit plan, (B) for an exchange offer or offering of securities solely to the Company’s existing stockholders, or (C) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten days before the anticipated effectiveness date of such Registration Statement, which notice shall (1) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (2) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five days after receipt of such written notice (such Registration, a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration.

(b) If at any time on or after the Effective Date, the Company proposes to effect an Underwritten Offering for its own account or for the account of stockholders of the Company (a “Company Underwritten Offering”), the Company shall notify, in writing, all Holders of Registrable Securities of such demand, and such Holder who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Underwritten Offering (each such Holder, a “Company Underwritten Shelf Offering Requesting Holder”) shall so notify the Company, in writing, within five days after the receipt by such Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Company Underwritten Shelf Offering Requesting Holder, such Holder shall be entitled, subject to subsection 2.2.2 and Section 2.3 hereof, to have its Registrable Securities included in the Company Underwritten Offering. All such Holders proposing to distribute their Registrable Securities through the Company Underwritten Offering shall enter into an underwriting agreement in customary form with the Underwriter(s) selected by the Company. The Company shall use its best efforts to cause the managing Underwriter or Underwriters of any proposed Company Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1(b) to be included in such Company Underwritten Offering on the same terms and conditions as any similar securities of the Company included in such Company Underwritten Offering and to otherwise permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through any Company Underwritten Offering under this subsection 2.2.1(b) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company; provided, however that any obligation of any such Holder to indemnify any Person pursuant to any such underwriting agreement shall be several, not joint and several, among such Holders selling Registrable Securities, and such liability shall be limited to the net amount received by any such Holder from the sale of his, her or its Registrable Securities pursuant to such Underwritten Offering, and the relative liability of each such Holder shall be in proportion to such net amounts.

2.2.2 Reduction of Underwritten Offering in Connection with Piggyback Registration. If the managing Underwriter(s) in any Underwritten Offering to be effected in connection with a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Underwritten Offering in writing that the dollar amount or number of the Common Stock that the Company desires to sell in such Underwritten Offering, taken together with (i) the Common Stock, if any, as to which inclusion in such Underwritten Offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which inclusion in such Underwritten Offering has been requested pursuant to subsection 2.2.1 hereof, and (iii) the Common Stock, if any, as to which inclusion in such Underwritten Offering has been requested pursuant to separate written contractual piggyback registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Company Underwritten Offering is undertaken for the Company’s account, the Company shall include in any such Underwritten Offering (A) first, the Common Stock or other equity securities that the Company desires to sell in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of JFL that it has requested to be included in such Underwritten Offering pursuant to subsection 2.2.1(b) hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of the PIPE Holders exercising their rights to include their Registrable Securities in such Underwritten Offering pursuant to subsection 2.2.1(b) hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Registrable Securities of the Pre-IPO Holders exercising their rights to include their Registrable Securities in such Underwritten Offering pursuant to subsection 2.2.1(b) hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (E) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), (C) and (D), the Common Stock, if any, as to which inclusion in such Underwritten Offering has been requested pursuant to written contractual piggyback registration rights of other stockholders of the Company, Pro Rata, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Company Underwritten Offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Underwritten Offering (A) first, the Common Stock or other equity securities (if any), Pro Rata, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of JFL that it has requested to be included in such Underwritten Offering pursuant to subsection 2.2.1(b) hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities, (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of the PIPE Holders exercising their rights to include their Registrable Securities in such Underwritten Offering pursuant to subsection 2.2.1(b), Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities that the Company desires to sell in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (E) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), (C) and (D), the Registrable Securities of the Pre-IPO Holders exercising their rights to include their Registrable Securities in such Underwritten Offering pursuant to subsection 2.2.1(b), Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (F) sixth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), (C), (D) and (E), the Common Stock or other equity securities, Pro Rata, for the account of other persons or entities that the Company is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) (if any) of such Holder’s intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. In the case of any Underwritten Offering in connection with any Piggyback Registration, any participating Holder shall have the right to withdraw their respective Registrable Securities from such Underwritten Offering prior to the pricing of such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration or Underwritten Offering prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration or Underwritten Offering effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Restrictions on Registration Rights. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to (but may, at its sole option) (a) effect any Demand Registration or an Underwritten Offering within sixty (60) days after the closing of an Underwritten Offering or (b) file a Registration Statement (or any amendment thereto) or effect an Underwritten Offering (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to forty-five (45) days if the Company has determined in good faith that the sale of Registrable Securities pursuant a Registration Statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable securities laws (i) which disclosure would have a material adverse effect on the Company or (ii) relating to a material transaction involving the Company (any such period, a “Blackout Period”); provided, however, that in no event shall any Blackout Period together with other Blackout Periods exceed an aggregate of 90 days in any consecutive 12-month period. Any delivery by the Company of notice of a Blackout Period during the sixty (60) days immediately following effectiveness of any Registration Statement effected pursuant to Section 2.1 hereof shall give the Holders of a majority in aggregate amount of Registrable Securities being sold pursuant to such Registration Statement the right, by written notice to the Company within twenty (20) business days after the end of such Blackout Period, to cancel such registration. Notwithstanding the foregoing, the Company shall not exercise its rights under this Section 2.3 to invoke a Blackout Period unless it applies the same Blackout Period restrictions contained herein to all other securityholders of the Company with contractual registration rights.

ARTICLE III
COMPANY PROCEDURES

3.1 General Procedures. If at any time on or after the Effective Date the Company is required to effect the Registration of Registrable Securities, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its best efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 notify each selling Holder promptly of any written comments by the Commission or any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

3.1.6 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.7 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.8 provide a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement with respect thereto;

3.1.9 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.10 at least five business days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel;

3.1.11 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.12 permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.13 obtain a “comfort” letter for the benefit of the Underwriters from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter and its counsel may reasonably request;

3.1.14 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion and negative assurance letter is being given as the Underwriters may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.15 in the event of any Underwritten Offering or Shelf Takedown, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriters of such offering;

3.1.16 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

3.1.17 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000.00, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriters in any Underwritten Offering or Shelf Takedown (provided that the dollar threshold in this Section 3.1.17 shall be reduced to $10,000,000 in a Registration relating to Registrable Securities of JFL);

3.1.18 take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable; and

3.1.19 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. Subject to the proviso in subsection 2.1.8(c), the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that each Holder shall be responsible for any Underwriters’ commissions and discounts or brokerage fees in respect of the Registrable Securities sold by it and, other than as set forth in the definition of “Registration Expenses,” the fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings and Shelf Takedowns. No person may participate in any Underwritten Offering or Shelf Takedown for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than 30 days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and, if requested by Holders, to promptly furnish such Holders with true and complete copies of all such filings. The Company covenants that, promptly after the Effective Date (but no later than four business days after the Effective Date), it shall file “Form 10 information” (as such term is defined in Rule 144(i) under the Securities Act) with the Commission. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its partners, officers, directors, employees and agents, and each person who controls such Holder (within the meaning of the Securities Act or the Exchange Act, as applicable) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in (or incorporated by reference in) any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto, or any filing under any state securities law required to be filed or furnished, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage, liability or proceeding, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly stating that it is for use therein. The Company shall indemnify the Underwriters, their partners, officers, directors, employees and agents, and each person who controls such Underwriters (within the meaning of the Securities Act or the Exchange Act, as applicable), to the same extent as provided in the foregoing with respect to the indemnification of the Holders.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its partners, directors, officers, employees and agents, and each other Holder and its respective partners, directors, officers, employees and agents, and each person who controls the Company or any other Holder (within the meaning of the Securities Act or Exchange Act, as applicable) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder expressly stating that it is for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their partners, officers, directors, employees and agents, and each person who controls such Underwriters (within the meaning of the Securities Act), to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (and one applicable local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any partner, officer, director, employee, agent or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V
MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by hand delivery or electronic mail (provided that if by electronic mail, a copy is delivered for next day delivery by a nationally recognized overnight courier service). Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery or electronic mail, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication to the Company under this Agreement must be addressed to the Company at NRC Group Holdings Corp. (f/k/a Hennessy Capital Acquisition Corp. III), 3500 Sunrise Highway, Suite 200, Building 200, Great River, New York 11739, Attention: Chief Financial Officer (Email: JPeterson@nrcc.com). Any notice or communication to any Holder under this Agreement must be addressed to such Holder’s address as found in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective 30 days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Prior to the expiration of the applicable Lock-up Period, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee (but only if, as set forth in the definition thereof, such person has agreed to become bound by the transfer restrictions applicable to the transferring Holder set forth in the Investor Agreements, the Lock-Up Agreement, the Founder Shares Purchase Agreement and, if applicable, any other applicable letter agreements to which such transferring Holder is a party or otherwise bound thereby).

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment as provided in Section 5.1 and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

5.5 Amendments and Modifications. Upon the written consent at the time in question of the Company and the Holders of at least a majority in interest of the Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6 Other Registration Rights. The Company represents and warrants that no person, other than a Holder of Registrable Securities and other than the holders of warrants issued to public investors pursuant to that certain Warrant Agreement, dated June 22, 2017, between the Company and Continental Stock Transfer & Trust Company, as warrant agent, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes and restates the Original Registration Rights Agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. Except as required by a pre-existing registration rights agreement referenced in this Section 5.6, neither the Company nor any stockholder of the Company (other than the Holders) may include securities in any Registration made pursuant to Section 2.1 of this Agreement.

5.7 Term. This Agreement shall terminate upon the date as of which (a) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) or (b) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of Section 3.5, Article IV and Article V shall survive any termination.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

HENNESSY CAPITAL ACQUISITION CORP. III

By:	/s/ Daniel J. Hennessy
	Name:	Daniel J. Hennessy
	Title:	Chairman of the Board and Chief Executive Officer

Signature Page to Amended and Restated Registration Rights Agreement

SPONSOR:

HENNESSY CAPITAL PARTNERS III LLC

By:	Hennessy Capital III LLC, its managing member

By:	/s/ Daniel J. Hennessy
	Name:	Daniel J. Hennessy
	Title:	Managing Member

OTHER PRE-IPO HOLDERS:

THE BRADLEY J. BELL REVOCABLE TRUST

By:	/s/ Bradley Bell
	Name:	Bradley Bell
	Title:	Trustee

/s/ Richard Burns
Richard Burns

/s/ Daniel R. DiMicco
Daniel R. DiMicco

/s/ James O’Neil III
James O’Neil III

/s/ Nicholas Petruska
Nicholas Petruska

/s/ Kevin Charlton
Kevin Charlton

BALLYBUNION, LLC

By:	/s/ Peter Shea
	Name:	Peter Shea
	Title:	Manager

Signature Page to Amended and Restated Registration Rights Agreement

JFL-NRC-SES PARTNERS, LLC

By:	/s/ C. Alexander Harman
	Name:	C. Alexander Harman
	Title:	President and Assistant Secretary

JFL-NRCG HOLDINGS III, LLC

By:	/s/ David L. Rattner
	Name:	David L. Rattner
	Title:	Secretary

JFL-NRCG HOLDINGS IV, LLC

By:	/s/ David L. Rattner
	Name:	David L. Rattner
	Title:	Secretary

Signature Page to Amended and Restated Registration Rights Agreement

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ Mark Connelly
	Name:	A Mark Connelly
	Title:	Managing Director

Signature Page to Amended and Restated Registration Rights Agreement

SBTS, LLC

By:	Cyrus Capital Partners, L.P.,
its Investment Manager

By:	/s/ Jennifer M. Pulick
	Name:	Jennifer M. Pulick
	Title:	Authorized Signatory

Signature Page to Amended and Restated Registration Rights Agreement (Cyrus)

LINDEN CAPITAL L.P.

By:	/s/ Saul S. Ahn
	Name:	Saul S. Ahn
	Title:	Authorized Signatory

Signature Page to Amended and Restated Registration Rights Agreement (Linden)

TOUCHSTONE FUNDS GROUP TRUST – TOUCHSTONE ARBITRAGE FUND

By:	/s/ Terrie Wiedenheft
	Name:	Terrie Wiedenheft
	Title:	Controller and Treasurer

TOUCHSTONE MERGER ARBITRAGE FUND

By:	/s/ Terrie Wiedenheft
	Name:	Terrie Wiedenheft
	Title:	Controller and Treasurer

Signature Page to Amended and Restated Registration Rights Agreement (Longfellow)

BEMAP MASTER FUND LTD

By:	/s/ John Adiletto
	Name:	John Adiletto
	Title:	Operations Manager

MONASHEE CAPITAL MASTER FUND LP

By:	/s/ John Adiletto
	Name:	John Adiletto
	Title:	Operations Manager

MONASHEE PURE ALPHA CAPITAL MASTER FUND LP

By:	/s/ John Adiletto
	Name:	John Adiletto
	Title:	Operations Manager

KISKI (CAYMAN) MASTER FUND LTD.

By:	/s/ John Adiletto
	Name:	John Adiletto
	Title:	Operations Manager

Signature Page to Amended and Restated Registration Rights Agreement (Monashee)